Exhibit 10.2
LIMITED WAIVER, CONSENT AND AMENDMENT NO. 2 TO NOTE
This Limited Waiver, Consent and Amendment No. 2 to Note (“Waiver and Consent”), dated as of October 30, 2015, is entered into by and among Redpath Equityholder Representative, LLC, a Delaware limited liability company (“Payee”), PDI, Inc., a Delaware corporation (“PDI”) and Interpace Diagnostics, LLC a Delaware limited liability company (“Parent” and together with PDI, the “PDI Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Subordination Agreement (as defined below).
WHEREAS, the PDI Parties entered into a Non-Negotiable Subordinated Secured Promissory Note dated October 31, 2014 (as amended by that certain Amendment No. 1 to Note dated as of July 30, 2015, the “Redpath Subordinated Note”) in favor of Payee in the principal amount of Ten Million Six Hundred Thousand Seventy Dollars ($10,670,000) (the “Subordinated Debt”).
WHEREAS, PDI entered into a Credit Agreement (the “Senior Credit Agreement”), dated as of October 31, 2014, by and among PDI, as borrower, the financial institutions party thereto from time to time as lenders (the “Senior Lenders”), and SWK Funding LLC, as agent (the “Senior Agent”), pursuant to which the Senior Lenders agreed to make a term loan to PDI in the principal amount equal to twenty million dollars ($20,000,000) upon the terms and conditions set forth in the Senior Credit Agreement (the “Senior Credit Facility”);
WHEREAS, in connection with the Redpath Subordinated Note and the Senior Credit Agreement, the PDI Parties, Payee and Senior Agent entered into that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”), dated as of October 31, 2014;
WHEREAS, PDI desires to enter into an Asset Purchase Agreement (the “APA”) by and between PDI and Publicis Touchpoint Solutions, Inc. (the “Purchaser”) pursuant to which PDI shall sell and Purchaser shall purchase substantially all of the assets, the goodwill and ongoing business comprising PDI’s commercial services business focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams, medical science liaison and clinical nurse educator teams and the PDOne digital sales platform to the Seller’s corporate customers (the “CSB Collateral”) upon the terms and conditions set forth in the APA (the “CSB Transaction”);
WHEREAS, the PDI Parties have requested that Payee consent to the CSB Transaction;

WHEREAS, the proceeds of the sale of the CSB Collateral (the “CSB Proceeds”) shall be used, in part, to repay the Senior Credit Facility, and the liens over the Collateral in favor of Senior Agent, for the benefit of the Senior Lenders, shall be released (the “Senior Loan Payoff”);
WHEREAS, Section 2.7 of the Subordination Agreement provides that in the event of any sale, transfer or other disposition of the Collateral, the proceeds resulting therefrom, following the indefeasible payment in full of the Senior Facility, shall be applied to the Subordinated Debt;
WHEREAS, the PDI Parties have requested a waiver of Section 2.7 of the Subordination Agreement, to permit PDI not to apply the CSB Proceeds to the Subordinated Debt and to continue to make payments on the Subordinated Debt in accordance with Section 4 of the Redpath Subordinated Note;
WHEREAS, the PDI Parties and certain of their affiliates anticipate entering into a revolving loan facility to be secured by a first lien security interest in accounts receivable generated from the sale of diagnostic products marketed by certain Loan Parties (collectively, the “IDX Collateral”) and a second lien security interest in all other Collateral (junior to the lien on such collateral in favor of Payee), which loan facility will be on substantially the same terms as are set forth in the term sheet (the “AR Loan Termsheet”) delivered by Durham Capital Corporation (together with any designee, the “AR Lender”) to PDI on October 30, 2015 which is attached hereto as Exhibit A (the “AR Loan Facility”);
WHEREAS, the PDI Parties have requested that Payee consent to the AR Loan Facility upon the terms and conditions set forth herein;
WHEREAS, in connection with the Payee’s consent to the CSB Transaction and the Payee’s consent to the AR Loan Facility, the PDI Parties and the Payee have agreed to certain matters, including, without limitation certain amendments to the Redpath Subordinated Note as more particularly set forth herein;
NOW, THEREFORE, intending to be legally bound hereby, the Parties hereto agree as follows:
1.Consent to AR Facility. So long as no Subordinated Debt Default has occurred and is continuing, Payee hereby consents to the AR Loan Facility on the terms set forth in the AR Loan Termsheet and shall work together with PDI in good faith, and at PDI’s sole cost and expense, to negotiate and enter into a subordination agreement and amendments to such Subordinated Debt Documents as may be necessary, to permit such indebtedness, to subordinate Payee’s liens on the IDX Collateral (provided that the lien of the Payee in all Collateral other than the IDX Collateral shall be a first priority lien), and to enter into such third party documents as may be reasonably requested by PDI and/or such AR Lender on terms and conditions that are reasonably acceptable to PDI, the AR Lender and Payee.
2.    Consent to CSB Transaction; Acknowledgement of Lien Release. Payee hereby consents to the CSB Transaction in accordance with the terms of the APA. Payee acknowledges that upon consummation of the CSB Transaction in accordance with the terms of the APA, all of Payee’s liens in the CSB Collateral shall be released.
3.    Waiver of CSB Proceeds. Subject to the terms and conditions of this Waiver and Consent, the provisions of Section 2.7 of the Subordination Agreement are hereby waived solely to permit the PDI Parties to not apply the CSB Proceeds to the Subordinated Debt and to continue to make payments on the Subordinated Debt in accordance with Section 4 of the Redpath Subordinated Note, as amended hereby. Payee further acknowledges and agrees that no lien in favor of Payee shall attach to the CSB Proceeds.
4.    Reaffirmation. Upon consummation of the CSB Transaction and the Senior Facility Payoff, and subject to the AR Loan Facility, (i) all liens and security interests granted to the Payee under the Subordinated Debt Documents (other than the liens and security interests in the CSB Collateral) shall remain in force and effect and shall continue to secure the obligations under the Subordinated Debt Documents; (ii) the validity and perfection of the liens and security interests granted under the Subordinated Debt Documents (other than the liens and security interests in the CSB Collateral) will not be impaired by the execution and delivery of this Waiver and Consent; and (iii) subject to the AR Loan Facility, Payee shall have a first priority lien on the Collateral (other than the CSB Collateral);
5.    Limitation of Waiver. Without limiting the generality of Section 2.7 of the Subordination Agreement, the waiver set forth in Section 3 hereof shall be limited precisely as written and relates solely to the provisions of Section 2.7 of the Subordination Agreement in the manner and to the extent described above and nothing in this Waiver and Consent shall be deemed to:
(a)    Constitute a waiver of compliance by PDI with respect to any other term, provision or condition of the Subordination Agreement or any other Subordinated Debt Document, or any other instrument or agreement referred to therein; or
(b)    Prejudice any right or remedy that the Payee may now have or may have in the future under or in connection with the Subordination Agreement and any other Subordinated Debt Document, or any other instrument or agreement referred to therein.
6.    Amendment of Redpath Subordinated Note. Section 4 of the Redpath Subordinated Note shall be amended to insert the following sentence at the end of that Section, as follows:

“Notwithstanding the foregoing, upon the prior written request by Payee (which request by Payee shall be made in its reasonable discretion), PDI shall make a one-time principal payment in the amount of $1,333,750 on July 1, 2016. If Payee elects to request such payment, it shall provide written notice thereof to PDI on April 30, 2016. The parties acknowledge and agree that such payment, if requested by Payee, shall have the effect of accelerating the regularly scheduled payment in the amount of $1,333,750 that would otherwise be due and owing by PDI on July 1, 2018.”
7.    Contingent Consideration Agreement. The Contingent Consideration Agreement entered into by and among the PDI Parties and the Payee on October 31, 2014 (the “CCA”) provides for the issuance of certain shares of PDI Common Stock (as defined in the CCA) upon the occurrence of certain milestone events. 500,000 shares of PDI Common Stock have been issued previously to the Equityholders (as defined in the CCA). An additional 500,000 shares of PDI Common Stock are to be issued upon the “Commercial Launch of Pathfinder TG for the management of Barrett’s esophagus”. Section 1(b) of the CCA provides for acceleration of the issuance of such 500,000 shares of PDI Common Stock. The PDI Parties agree that such 500,000 shares of PDI Common Stock shall be deemed to be earned by the Equityholders as of the date of closing of the CSB Transaction and such shares shall be issued to the Equityholders as of the date of the consummation of the CSB Transaction. Thereafter the PDI Parties shall have no further obligations to issue shares of PDI Common Stock to the Equityholders under the terms of the CCA.
8.    No Modifications. Except as specifically provided herein, nothing contained in this Waiver and Consent shall be deemed or construed to amend, supplement or modify the Subordination Agreement (including, without limitation, the provisions of Section 2.7 thereof), the Redpath Subordinated Note or any other Subordinated Debt Document or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.
9.    Fee; Expenses.    Upon the consummation of the CSB Transaction, the PDI Parties hereby agree to pay a waiver and consent fee to the Payee in an amount equal to 1% of the outstanding principal balance of the Subordinated Debt. Furthermore, the PDI Parties agree to pay the costs and expenses of the Payee in connection with this Waiver and Consent and the matters contemplated hereby, including, without limitation, the fees and expenses of legal counsel to the Payee, regardless of whether the CSB Transaction or the AR Loan Facility are consummated.
10.    Successors and Assigns. This Waiver and Consent shall inure to the benefit of and be binding upon PDI, Payee and each of their respective successors and assigns.

11.    GOVERNING LAW. THIS WAIVER AND CONSENT SHALL BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
12.    Counterparts. This Waiver and Consent may be executed in any number of counterparts, all of which shall constitute one and the same document, and any party hereto may execute this Waiver and Consent by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Waiver and Consent electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Waiver and Consent.

[SIGNATURE PAGE FOLLOWS]

The undersigned has executed this Waiver and Consent as of the date first above written.

REDPATH EQUITYHOLDER REPRESENTATIVE, LLC
By: /s/ Brian G. Murphy
Name: Brian G. Murphy
Title: General Partner

PDI, INC.
By: /s/ Nancy Lurker
Name: Nancy Lurker
Title: Chief Executive Officer

The undersigned hereby acknowledges Sections 4 and 5 above on the date first above written.

INTERPACE DIAGNOSTICS, LLC
By: /s/ Nancy Lurker
Name: Nancy Lurker
Title: President and Chief Executive Officer

Exhibit A: AR Loan Termsheet

DURHAM CAPITAL CORPORATION

590 Madison Avenue • 21st Floor • New York, New York 10022 • 212-482-1000

October 30, 2015

PDI, Inc.
Morris Corporate Center 1
Building A
300 Interpace Parkway
Parsippany, NJ 07054

Ladies and Gentlemen,
In accordance with our recent discussion, Durham Capital Corporation together with its third party lenders and/or assigns (“Durham”) is pleased to propose the following financing arrangement for PDI, Inc. or its successors (“PDI”). This is not a Commitment Letter and in no way should be considered a commitment to provide financing nor is this an agreement to deliver a Commitment Letter and/or provide financing. All dollars are in US dollars.

Senior Secured Revolving Credit Facility:	$10,000,000.
Maturity:	3 years
Interest Rate:	Libor + 5.00%
Origination Fee:	1.75%
Amortization:	Interest only
Unused Line Fee:	0.50%
Collateral:
As collateral for all its loans and advances, Durham would have a first lien security interest in accounts receivable generated from the sale of diagnostic products and a second lien security interest in all other assets of the company as carved out in SWK Credit Agreement (10.21 Approved AR Loan Facility). Lender acknowledges that its lien on collateral other than AR will be junior to the lien in favor of RedPath Equityholder Representative, LLC on all non-accounts receivable assets. Loan to value shall not exceed 80%.

Guarantees:	Guaranteed by PDI or its successors.

PDI, Inc.
October 30, 2015

Covenants:
Loan to value shall not exceed 80%. An intercreditor agreement with SWK Funding LLC is required pursuant to the terms of Section 10.21 of the SWK Credit Agreement and such other documents as may be required pursuant to Section 3.3 of the Subordination and Intercreditor Agreement among PDI, SWK and and RedPath Equityholder Representative, LLC (the “Subordination Agreement”).

Inspection:	The site inspection has not been completed. A review of the books and records of the company is required. A valuation report for PDI is required.
Conditions Precedent:	The following are some, but obviously not all, of the conditions precedent to any loan approval by Durham to Borrower:
a) Borrower shall be a corporation in good standing in the state of its incorporation and qualified to do business in states and countries where it has collateral.

b)    Loan origination costs including, but not limited to, audit fees, due diligence fees, reasonable attorneys’ fees, search fees, and documentation and filing fees shall be paid by Borrower. Should this financing fail to close, PDI shall not incur any legal expenses or other loan origination costs with the exception of the Application Fee.

c) Completion of a field survey by Durham examiners.
d) Durham’s senior credit committee’s review and approval

e)    Borrower shall have executed and delivered such documents, instruments, security agreements, insurance financing statements, verifications, non- offset letters, tax lien and litigation searches, good standing certificates, copies of building leases, landlord’s waivers, trust deeds or mortgages, opinions of counsel and done such other acts as Durham may request in order to obtain Durham’s legal approval to effect the completion of the financing arrangements herein contemplated. All of the foregoing must be in a form satisfactory to Durham and Durham’s counsel, loans and advances shall be made pursuant to, and subject to, the terms of financing documents executed at the closing.

PDI, Inc.
October 30, 2015

f) Durham will receive satisfactory reference checks for key management.
g) Written consent of SWK, in accordance with the terms of the SWK Credit Agreement, shall have been received.

h)    An intercreditor agreement between Durham and SWK, and such other documents as may be reasonably required pursuant to Section 3.3 of the Subordination Agreement, shall have been executed and delivered.

Application Fee:
In order for us to commence with the financing process, we require a non-refundable fee in the amount of $50,000. Upon the initial closing and funding of the transaction contemplated herein, said $50,000 shall be credited to the Origination Fee.

Use of Proceeds:	The purpose of this financing would be to provide funding for operations and expansion and other general corporate purposes.

Since this letter is not a commitment to make a loan, it should not be relied upon by any third party. If the foregoing correctly sets forth your understanding of the financing arrangements which have been described, please sign below.
Sincerely yours,
DURHAM CAPITAL CORPORATION
By:    /s/ Sylvester F. Minter
Sylvester F. Miniter
President

Agreed and Accepted this 30th day of October 2015
PDI, Inc.
By:    /s/ Graham Miao
Graham Miao
Title: Chief Financial Officer